UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

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Invesco Product Reorganizations Update
On April 30, 2012, Invesco Capital Development Fund received the votes necessary to proceed with its proposed reorganization. Invesco Commodities Strategy Fund had its shareholder meeting adjourned to May 25, 2012, to allow time for continued voting. Specific information on each merger is in the tables below.
Key Dates

▪	May 25, 2012
Shareholder meeting for
Invesco Commodities Strategy
Fund

▪	June 6, 2012
Distributions from target
funds approved for reorganization
— Record date: June 5
— Ex and pay date: June 6

▪	June 11, 2012
Anticipated close
(Prior to open of business)
Approved Fund Reorganization

Target Fund/Class	CUSIP	Symbol	Acquiring Fund/Class	CUSIP	Symbol

Invesco Capital Development Fund			Invesco Van Kampen Mid Cap Growth Fund
Class A	001413863	ACDAX	Class A	00143M596	VGRAX
Class B	001413848	ACDBX	Class B	00143M588	VGRBX
Class C	001413822	ACDCX	Class C	00143M570	VGRCX
Class R	001413459	ACDRX	Class R	00143M562	VGRRX
Class Y	00141B105	ACDYX	Class Y	00143M554	VGRDX
Institutional Class	001413483	ACDVX	Institutional Class	00143M547	VGRJX
Investor Class	001413210	ACDIX	Class A	00143M596	VGRAX
Fund Reorganization Adjourned for Continued Voting

Target Fund/Class	CUSIP	Symbol	Acquiring Fund/Class	CUSIP	Symbol

Invesco Commodities Strategy Fund			Invesco Balanced-Risk Commodity Strategy Fund
Class A	00141V622	COAAX	Class A	00888Y102	BRCAX
Class B	00141V614	COAHX	Class B	00888Y201	BRCBX
Class C	00141V598	COACX	Class C	00888Y300	BRCCX
Class R	00141V580	COARX	Class R	00888Y409	BRCRX
Class Y	00141V572	COAIX	Class Y	00888Y508	BRCYX
Institutional Class	00141V564	COAJX	Institutional Class	00888Y607	BRCNX

Contact us
Should you have questions, please contact your financial advisor. For more information, financial professionals should contact Invesco at:

National Wirehouse	Independent Advisor	Institutional and Insurance Sales
800 998 4246	800 337 4246	800 410 4246

Regional Broker Dealer	Retirement Division	Registered Investment Adviser
800 421 0807	800 370 1519	800 421 4023

Client Services	Closed-End Funds	Global Cash Management
800 959 4246	800 341 2929	800 659 1005, option 2
Explore Intentional Investing with InvescoSM
Intentional InvestingSM is the science and art of investing with purpose, prudence and diligence. It’s the philosophy that forms the foundation of our “investors first” approach, exemplified by our:

Commitment to investment excellence	Depth of investment capabilities	Organizational strength
We believe high-quality results begin with specialized insight and disciplined oversight.	Our wide range of investment capabilities is designed to support a variety of financial objectives.	As an independent firm, our global organization is solely focused on investment management.
About risk
See prospectus and shareholder reports for complete details about the risks associated with each fund.
NOT FDIC INSURED | MAY LOSE VALUE | NO BANK GUARANTEE
Before investing, investors should carefully read the prospectus and/or summary prospectus and carefully consider the investment objectives, risks, charges and expenses. For this and more complete information about the fund(s), investors should ask their advisers for a prospectus/summary prospectus or visit invesco.com/fundprospectus.
     Note: Not all products, materials or services available at all firms. Advisors, please contact your home office.

invesco.com/us	IFPA-FLY-6-E 04/12	6663	Invesco Distributors, Inc.

Press Release
For immediate release

Invesco Announces Shareholder
Approval for Fund Reorganization

CONTACT: Ivy McLemore 713-214-1904 ivy.mclemore@invesco.com
HOUSTON, April 30, 2012 — Invesco announced today that shareholders of the Invesco Capital Development Fund have approved an Agreement and Plan of Reorganization to merge into Invesco Van Kampen Mid Cap Growth Fund. The reorganization is expected to be completed by June 11, 2012.
Invesco also announced that the Shareholder Meeting for Invesco Commodities Strategy has been adjourned until May 25, 2012.
As part of the reorganization activities, Invesco Capital Development Fund was placed in limited offering status on April 16, 2012. Invesco Commodities Strategy Fund has been in limited offering since February 22, 2011.
All investors who are invested in an Invesco fund during limited offering and remain invested in the fund may continue to make additional investments. Existing retirement plans may continue to add new participant accounts to the fund, but no new retirement plans will be considered.
About Invesco Ltd.
Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.
Invesco Advisers, Inc. is an investment adviser; it provides investment advisory services to individual and institutional clients and does not sell securities. Invesco Distributors, Inc. is the U.S. distributor for Invesco Ltd.’s retail mutual funds, exchange-traded funds and institutional money market funds and the subdistributor for its STIC Global Funds. Both Invesco Advisers, Inc. and Invesco Distributors, Inc. are wholly owned, indirect subsidiaries of Invesco Ltd.
NOT FDIC INSURED, MAY LOSE VALUE, OFFER NO BANK GUARANTEE
Before investing, investors should carefully read the prospectus and/or summary prospectus and carefully consider the investment objectives, risks, charges and expenses. For this and more complete information about the fund(s), investors should ask their advisers for a prospectus/summary prospectus.

—Invesco—

Invesco
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